                  AMENDMENT NO. 2 TO MASTER CUSTODIAN AGREEMENT

     Amendment No. 2, effective December 8, 2003, to the Master Custodian Agreement dated May 8, 2001, as amended May 10, 2002, by and between State Street Bank and Trust Company (the "Custodian") and each of the entities set forth on Appendix A hereto (each, a "Fund") (the "Agreement").

     Pursuant to Section 16 and in consideration of the promises and covenants contained herein, the Custodian and the Fund hereby agree to replace in its entirety Appendix A of the Agreement with Appendix A attached hereto.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the 8th day of December, 2003.

                                    EACH OF THE ENTITIES SET FORTH ON APPENDIX A
                                    ATTACHED HERETO


                                    By: /s/ Kevin M. Carome
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    STATE STREET BANK AND TRUST COMPANY


                                    By: /s/ Joseph L. Hooley
                                        ----------------------------------------
                                    Name: Joseph L. Hooley
                                    Title: Executive Vice President

                                   APPENDIX A
                                       To
               Master Custodian Agreement dated as of May 8, 2001,
          as amended, May 10, 2002, December 8, 2003 and April 30, 2004 between State Street Bank & Trust Company and INVESCO Funds

   REGISTERED INVESTMENT COMPANY                        FUNDS
   -----------------------------                        -----

AIM Counselor Series Trust           INVESCO Advantage Health Sciences Fund
                                     INVESCO Multi-Sector Fund

AIM Combination Stock & Bond Funds   INVESCO Core Equity Fund
                                     INVESCO Total Return Fund

AIM International Mutual Funds       INVESCO International Core Equity Fund

AIM Sector Funds                     INVESCO Energy Fund
                                     INVESCO Financial Services Fund
                                     INVESCO Gold & Precious Metals Fund
                                     INVESCO Health Sciences Fund
                                     INVESCO Leisure Fund
                                     INVESCO Technology Fund
                                     INVESCO Utilities Fund

AIM Stock Funds                      INVESCO Dynamics Fund
                                     INVESCO Mid-Cap Growth Fund
                                     INVESCO Small Company Growth Fund
                                     INVESCO S&P 500 Index Fund

INVESCO Variable Investment Funds,
   Inc.                              INVESCO VIF - Core Equity Fund
                                     INVESCO VIF - Dynamics Fund
                                     INVESCO VIF - Financial Services Fund
                                     INVESCO VIF - Growth Fund
                                     INVESCO VIF - Health Sciences Fund
                                     INVESCO VIF - High Yield Fund
                                     INVESCO VIF - Leisure Fund
                                     INVESCO VIF - Real Estate Opportunity Fund
                                     INVESCO VIF - Small Company Growth Fund
                                     INVESCO VIF - Technology Fund
                                     INVESCO VIF - Telecommunications Fund
                                     INVESCO VIF - Total Return Fund
                                     INVESCO VIF - Utilities Fund

                                        2